(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Investors Trust

We consent to the use of our reports dated February 21, 2020, with respect to the financial statements of Voya Balanced Income Portfolio, Voya Government Liquid Assets Portfolio, Voya High Yield Portfolio, Voya Large Cap Growth Portfolio, Voya Large Cap Value Portfolio, Voya Limited Maturity Bond Portfolio, Voya U.S. Stock Index Portfolio, VY® Clarion Global Real Estate Portfolio, VY® Clarion Real Estate Portfolio, VY® Invesco Growth and Income Portfolio, VY® JPMorgan Emerging Markets Equity Portfolio, VY® JPMorgan Small Cap Core Equity Portfolio, VY® Morgan Stanley Global Franchise Portfolio, VY® T. Rowe Price Capital Appreciation Portfolio, VY® T. Rowe Price Equity Income Portfolio, VY® T. Rowe Price International Stock Portfolio, and VY® BlackRock Inflation Protected Bond Portfolio, each a series of Voya Investors Trust, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

April 23, 2021

(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Investors Trust

We consent to the use of our reports dated February 26, 2020, with respect to the financial statements of Voya Global Perspectives® Portfolio, Voya Retirement Conservative Portfolio, Voya Retirement Growth Portfolio, Voya Retirement Moderate Growth Portfolio, and Voya Retirement Moderate Portfolio, each a series of Voya Investors Trust, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

April 23, 2021